Exhibit 1.2

5,220,000 Shares of Common Stock

Dyax Corp.

Common Stock

Underwriting Agreement

December 30, 2003

Pacific Growth Equities, LLC

Four Maritime Plaza
San Francisco, California 94111

Ladies and Gentlemen:

Dyax Corp., a Delaware corporation (the “Company”), proposes to issue and sell to you as the Underwriter (the “Underwriter”) an aggregate of 5,220,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company the “Firm Shares”).  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 780,000 shares of Common Stock (the “Option Shares”).  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively referred to as the “Offered Securities.”

1.                             Representations and Warranties.  The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section on and as of the date hereof and the Closing Date (as defined in Section 2).

(a)               A registration statement on Form S-3 (No. 333-107030) relating to the Offered Securities, including a form of prospectus (as amended to date, the “initial registration statement”), has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective under the Securities Act of 1933, as amended (collectively, the “Act”), and is not, as of the date hereof, proposed to be amended.  For purposes of this Agreement, “Effective Time” with respect to the initial registration statement means the date and time that the initial registration statement was declared effective by the Commission; and with respect to any Additional Registration Statement (as defined below), “Effective Time” means, the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b) under the Act (“Rule 462(b)”).  “Effective Date” with respect to the initial registration statement or any Additional Registration Statement (as defined below) means the date of the Effective Time thereof.  The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, and all information contained in any Additional Registration Statement and deemed to be a part of the initial registration statement as of the Effective Time of any Additional Registration Statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement.”  Any additional registration statement relating to the Offered

Securities, which may be filed with the Commission pursuant to Rule 462(b), and as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein (including the documents incorporated by reference in the Initial Registration Statement) and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.”  The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement.”  After the execution of this Agreement and within the time required by Rule 424(b) under the Act (“Rule 424(b)”), the Company will file with the Commission pursuant to Rule 424(b) a prospectus supplement relating to the Offered Securities (the “Prospectus Supplement”), together with the related prospectus dated August 11, 2003 (the “Base Prospectus”).  The Prospectus Supplement and the Base Prospectus will be in the form furnished to the Underwriter prior to the date hereof, or, to the extent not completed at the time of execution of this Agreement, shall contain only such specific additional information and other changes as the Company has advised the Underwriter.  The Prospectus Supplement and the Base Prospectus, each in the form first furnished to the Underwriter for use in connection with the offering of the Offered Securities, including all material incorporated by reference therein, are hereinafter referred to, collectively, as the “Prospectus.”  No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.  References herein to amendments or supplements to the Registration Statement or the Prospectus shall mean and include any document filed with the Commission on or after the date of this Agreement that are incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).  The Company meets the requirements for the use of Form S-3 under the Act.

(b)              (i) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) if applicable, on the Effective Date of any Additional Registration Statement, each Registration Statement complied, or will comply, in all material respects with the requirements of the Act and the Rules and Regulations and did not contain, or will not contain, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement, the Base Prospectus and, if the Effective Time of an Additional Registration Statement (if any) is prior to the execution and delivery of the Agreement, the Additional Registration Statement, each complies, and at the time of filing of the Prospectus pursuant to Rule 424(b) and at the Effective Date of the Additional Registration Statement, each Registration Statement and the Prospectus will comply, in all material respects with the requirements of the Act and the Rules and Regulations, and none of such documents contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriter for inclusion in the Registration Statement or the Prospectus.

(c)               Each of the Company and its subsidiaries listed on Exhibit A (individually a “Subsidiary” and collectively the “Subsidiaries”) has been duly formed and is a validly existing corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority (corporate and other) to own, lease and operate, as the case may be, its properties and conduct its business as described in the Prospectus; and is duly qualified to do business as a foreign corporation  or limited liability company, as the case may be, in good standing in all other jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, prospects, properties, or results of operations of the Company (“Material Adverse Effect”).  Neither the Company nor any of the Subsidiaries has received a written notification that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and to the Company’s and the Subsidiaries’ knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  Each of the Company and the Subsidiaries is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect, except where the failure to be in possession of or operate in material compliance with such authorizations, licenses, certificates, consents, orders and permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither Company nor any of the Subsidiaries is (A) in violation of its charter or bylaws, (B) in default under any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of the Subsidiaries or their respective properties may be bound, or (C) in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over their respective properties of which it has knowledge, except, in the case of clauses (B) and (C), where such defaults or violations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

(d)              The Company has all requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in (A) any violation of the charter or bylaws of the Company or any of the Subsidiaries or (B) a breach of any of the terms and provisions of, or constitute a default under (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, including without limitation any sale and leaseback arrangement, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of the Subsidiaries or their respective properties may be bound or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over their respective properties, except in the case of clauses (B)(i) and (B)(ii), such breaches, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over their respective properties is required for the execution and delivery of this Agreement and the consummation by the Company or any of the Subsidiaries of the transactions herein contemplated, except such consents (i) that will be obtained prior to the Closing and (ii) as may be required under the Act, the Exchange Act (if applicable) or under state or other securities or blue sky laws, all of which requirements will be satisfied in all material respects at or prior to the Closing.

(e)               Except as disclosed in the Registration Statement or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or, to the Company’s knowledge, any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which, if adversely decided, would be reasonably likely to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.  There are no agreements, contracts, leases or documents of the Company or any of the Subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus by the Act or the Rules and Regulations or by the Exchange Act or the rules and regulations of the Commission thereunder that have not been accurately described in all material respects in the Registration Statement or the Prospectus.

(f)                 All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  The authorized and outstanding capital stock of the Company as set forth in the Prospectus conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company).  The Offered Securities have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.  No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Offered Securities or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof, those that will have been expressly waived prior to the Closing Date, and those that will automatically expire upon or will not apply to the consummation of the transactions contemplated on the Closing Date.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Offered Securities, except as may be required under the Act, the Exchange Act, applicable Nasdaq listing requirements or under state or other securities or blue sky laws.  All issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares, and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.  Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Prospectus, neither the Company nor any Subsidiary has outstanding any options to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, registration rights, convertible securities or obligations.  The description of the Company’s stock option, employee stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(g)              PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is filed with the Commission and is incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act.

(h)              The financial statements of the Company, together with the related schedules and notes, included in the Registration Statement and the Prospectus:  (i) present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods specified; (ii) have been prepared in compliance with requirements of the Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and the schedules included in the Registration Statement present fairly the information required to be stated therein; (iii) comply with the antifraud provisions of the Federal securities laws; and (iv) describe accurately the controlling principles used to form the basis for their presentation.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required by the Act, the Exchange Act and/or the Rules and Regulations.  All non-GAAP financial measures included or incorporated by reference in the Registration Statement or the Prospectus comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Rules and Regulations.  There are no historical or pro forma financial statements that are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X that have not been included as so required.

(i)                  Except as set forth in the Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Prospectus, there has not been (i) any change, development or event that could reasonably be expected to result in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of the Subsidiaries, or (vi) any loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries that has been sustained or will have been sustained that could reasonably be expected to have a Material Adverse Effect.

(j)                  Except as set forth in the Registration Statement or the Prospectus:  (i) each of the Company and the Subsidiaries has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as could not reasonably be expected to have a Material Adverse Effect; (ii) the agreements to which the Company or any of the Subsidiaries is a party described in the Registration Statement and the Prospectus are valid agreements, enforceable by the Company and the Subsidiaries (as applicable), except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and, to the Company’s knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements; and (iii) each of the Company and the Subsidiaries has valid and enforceable leases, including without limitation any leases that are the subject of any sale and leaseback arrangement, for all properties described in the Registration Statement and the Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  Except as set forth in the Registration Statement and the Prospectus, each of the Company and the Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

(k)               The Company and the Subsidiaries have timely filed all Federal, state and foreign income and franchise tax returns required to be filed by the Company and the Subsidiaries on or prior to the date hereof, and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, could be asserted against the Company or any of the Subsidiaries that could reasonably be expected to have a Material Adverse Effect.  All tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

(l)                  The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within the Company.  As of the end of the Company’s last completed fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established, and the Company will use commercially reasonable efforts to ensure that the Company’s disclosure controls and procedures remain effective to perform the functions for which they were established.  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.  The principal executive officer and the principal financial officers of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct.  The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are effective and applicable to the Company, except for the requirements of the Sarbanes-Oxley Act that are not yet required to be complied with by the Company.

(n)              The Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for their respective businesses consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.  Within the last five (5) years, neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would have a Material Adverse Effect.

(o)              Neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)              No labor dispute with employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent that could reasonably be expected to have a Material Adverse Effect.  No collective bargaining agreement exists with any of the Company’s or any Subsidiary’s employees and, to the Company’s or any Subsidiary’s knowledge, no such agreement is imminent.

(q)              Each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights and other information (collectively, “Intellectual Property”) that are necessary to conduct its business as described in the Registration Statement and the Prospectus.  Other than the expiration of U.S. Patent No. 5,223,409, U.S. Patent No. 5,403,484, U.S. Patent No. 5, 571,698, U.S. Patent No. 5,837,500, U.S. Patent No. 5,666,143, U.S. Patent No. 5,994,125, U.S. Patent No. 5,795,865, U.S. Patent No. 6,057,287, U.S. Patent No. 6,333,402 or European Patent No. 0573603, the expiration of any patents, patent rights, trade secrets trademarks, service marks, trade names or copyrights would not have a Material Adverse Effect.  Except as disclosed in the Registration Statement or the Prospectus, the Company has not received any notice of, and has no knowledge of, (i) any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property or (ii) any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, in either case, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, none of the patent rights owned or licensed by the Company is unenforceable or invalid, except such unenforceability or invalidity, which individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and appropriate foreign and international patent authorities all patent applications that are necessary or material to the company’s business as described in the Prospectus, and with respect to each of the Company’s U.S. patent applications, has complied with the PTO’s duty of candor and disclosure.  The Company has no knowledge of any facts that would preclude it from having clear title to its patent applications referenced in the Prospectus.

(r)                 The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market.  Except as described in the Registration Statement and the Prospectus, the Company has not received any notification that the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) is contemplating terminating such registration or listing.

(s)               The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)                 The Company has not distributed and, prior to the later to occur of (i) the Closing Date (as defined in Section 2 below) and (ii) completion of the distribution of the Offered Securities, will not distribute, any offering materials in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act and the Rules and Regulations.

(u)              Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which could reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(v)              The Company is in compliance in all respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no unwaivable “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w)            Except as set forth in the Registration Statement and Prospectus, (i) the Company is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and Prospectus, (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws, unless it materially increases the scope of its operations, including without limitation in connection with the potential commercial production of its drug candidates if any are approved, and (iv) no property that is owned, leased or occupied by the Company has been designated a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(x)                The Company has caused each executive officer and director listed on Schedule I hereto to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter (the “Lock-up Agreements”), pursuant to which such person shall agree not to, directly or indirectly, for a period commencing on the date of such letter or letters and ending on the close of business on the sixtieth (60th) day after the date of the Prospectus Supplement (the “Lock-up Period”), offer to sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of (collectively, a “Disposition”) any shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by such person in accordance with the Rules and Regulations and shares of Common

Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exchangeable or exercisable for Common Stock (collectively, “Securities”), owned directly by such person or as to which such person has the power of disposition, in any such case whether owned as of the date of such letter or acquired thereafter, otherwise than as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction.  The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction, as more fully described in the Lock-up Agreements.  Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.  The Company has provided to counsel for the Underwriter a complete and accurate list of all security holders of the Company and the number and type of securities held by each securityholder.  The Company has provided to counsel for the Underwriter true, accurate and complete copies of all of the Lock-up Agreements currently in effect or effected hereby.  The Company hereby represents and warrants that it will not release any of its officers or directors from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Pacific Growth Equities, LLC.

(y)              There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of the members of the immediate families of any of them, except as disclosed in the Registration Statement and the Prospectus.

(z)                To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement or the Prospectus.

(aa)         The Company has duly filed on a timely basis with the Commission all reports, registration statements and other documents required by the Act, the Exchange Act, or the Rules and Regulations.  All of such reports, registration statements and other documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Act, the Exchange Act or the Rules and Regulations.  None of such reports, registration statements or other documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(bb)       To the Company’s knowledge, after reasonable inquiry, the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company and the Subsidiaries or in which the Company and the Subsidiaries or their product candidates have participated that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures.  The descriptions in the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other “large well-controlled” studies or tests the aggregate results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus.  Except to the extent disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiaries

have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and, except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Prospectus or the results of which are referred to in the Prospectus.

(cc)         Each of the Company and the Subsidiaries conduct their business in compliance with applicable Good Laboratory Practice, Good Manufacturing Practice and Good Clinical Practice standards, except where any non-compliance (singly or when aggregated with other such instances) could not be reasonably expected to have a Material Adverse Effect.

(dd)       The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee)         The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter pursuant to this Agreement on the Closing Date or the Option Closing Date (as defined in Section 2 below), as the case may be, shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered by such certificate.  The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 6 of this Agreement, counsel for the Company and counsel for the Underwriter will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

2.                             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares at a purchase price of $7.49385 per share.

The Company will deliver the Firm Shares to the Underwriter against payment of the purchase price in cash by wire transfer of immediately available funds to an account or accounts of the Company, which accounts have been designated by the Company in writing at least one day prior to the Closing.  The Closing shall be held at the office of Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts, at 7:00 a.m., Pacific Standard time, on January 6, 2003, or at such other time not later than seven full business days thereafter as the Underwriter and the Company may mutually agree, such time being herein referred to as the “Closing Date.”  The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter request and will be made available for checking and packaging at the above office of Palmer & Dodge LLP, at least 24 hours prior to the Closing Date, or delivered through the facilities of the Depositary Trust Company (DTC) for the account of the Underwriter.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions hereto set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter, to the Company setting forth the number of Option Shares as to which the Option Shares are to be registered and the time and date at which such certificates are to be delivered in the same manner as the Firm Share certificate.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of notice of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Option Closing Date as the Closing Date.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over allotments in the sale of the Firm Shares by the Underwriter.  The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares will be made on the Option Closing Date in same day funds by wire transfer to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor in the same manner as the delivery of the Firm Shares.

3.                             Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.                             Certain Agreements of the Company.  The Company agrees with the Underwriter:

(a)               to furnish such information as may be required and otherwise to cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of the process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities); and to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(b)              to make available to the Underwriter, as soon as practicable after the execution and delivery of this Agreement, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Offered Securities, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)               to advise the Underwriter promptly, confirming such advice in writing (if requested by the Underwriter, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d)              to advise the Underwriter promptly, confirming such advice in writing (if requested by the Underwriter), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every commercially reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and, for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Offered Securities, to file no such amendment or supplement to which the Underwriter shall object in writing;

(e)               if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) of the Act;

(f)                 (i) to the extent not publicly filed, to furnish to the Underwriter for a period of  two (2) years from the date of this Agreement copies of any reports or other communications that the Company shall send to its stockholders and (ii) such other information publicly disclosed by the Company as the Underwriter may reasonably request regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available, or are requested by the Underwriter;

(g)              to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Act that would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Underwriter a copy of such proposed amendments or supplement before filing any such amendment or supplement with the Commission;

(h)              to make generally available to its security holders, and to deliver to you, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Additional Registration Statement which will satisfy the provisions of Section 11(a) of the Act; for purposes of this Section 4(h), “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter;

(i)                  to furnish the Underwriter five (5) conformed copies of the Initial Registration Statement and of all amendments thereto (including all exhibits thereto);

(j)                  to apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(k)               to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Offered Securities, (iii) the printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment), (iv) the qualification of the Offered Securities for offering and sale under state and foreign laws and the determination of their eligibility for investment under state and foreign laws as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter, (v) any listing of the Offered Securities on any securities exchange or qualification of the Offered Securities for quotation on the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) review of the public offering of the Offered Securities by the NASD (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter), (vii) the costs and expenses of the Company relating to presentations or meeting undertaken in connection with the marketing of the offer and sale of the Offered Securities to prospective investors and the Underwriter’s sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the other obligations of the Company hereunder; provided, however, that except as otherwise set forth in this Agreement, the Underwriter shall pay its own costs and expenses, including the costs and expenses of counsel for the Underwriter;

(l)                  for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Offered Securities, to furnish to the Underwriter a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which the Underwriter reasonably objects;

(m)            to not take, directly or indirectly, any action designed to or that may constitute or that could reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(n)              not to, during the Lock-Up Period, without the prior written consent of Pacific Growth Equities, LLC, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Offered Securities hereunder; provided that nothing in this Agreement shall prevent the Company’s issuance of equity securities under the Company’s currently authorized equity incentive plans, including its employee stock purchase plan, or upon exercise of outstanding equity awards;

(o)              to timely file all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities, and to promptly notify the Underwriter of such filing;

(p)              if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or Additional Registration Statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment or Additional Registration Statement to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment or Additional Registration Statement has become effective; and

(q)              to use all commercially reasonable efforts to maintain the quotation of the Offered Securities on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

5.                             Reimbursement of Underwriter’s Expenses.  If the Offered Securities are not delivered for any reason other than the termination of this Agreement pursuant to the first paragraph of Section 7 hereof or the default by the Underwriter in its obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(j) hereof, to reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel.

6.                             Conditions of the Obligations of the Underwriter.  The obligation of the Underwriter to purchase and pay for the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date is subject to the accuracy of the representations and warranties on the part of the Company herein as of the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)               The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, a comfort letter dated as of the Closing Date or the Option

Closing Date, as the case may be, addressed to the Underwriter, in form and substance satisfactory to the Underwriter, from PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the related published Rules and Regulations, and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statements and the Prospectus.

(b)              The Initial Registration Statement shall have become effective under the Act prior to the date of this Agreement.  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 6:00 A.M., Pacific Standard time, on the day following the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to the Underwriter.  Prior to the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(c)               Between the time of execution of this Agreement and the Closing Date or the Option Closing Date, as the case may be, (i) no change, development or event shall have occurred or become known to the Company, that could be reasonably expected to result in a Material Adverse Effect (other than as specifically described in the Registration Statement and Prospectus) and (ii) no transaction which is material to the Company and the Subsidiaries shall have been entered into by the Company, except as required or permitted by this Agreement.

(d)              The Underwriter  shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Palmer & Dodge LLP, counsel for the Company, addressed to the Underwriter, dated as of the Closing Date or the Option Closing Date, as the case may be, and in form reasonably satisfactory to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, stating that:

(1)     The Company is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and Kallikrein LLC (the “LLC”) is a limited liability company validly existing and in good standing under the laws of the jurisdiction of its formation;

(2)     Each of the Company and the LLC has full corporate or limited liability company, as the case may be, power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus;

(3)     The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and the State of California and the LLC is duly qualified to do business as a foreign limited liability company and is in good standing in the Commonwealth of Massachusetts;

(4)     The authorized and outstanding capital stock of the Company is as set forth in the Prospectus as of the latest date set forth therein; the issued and outstanding shares of capital stock of the Company as of such date have been duly and validly issued and are fully paid and nonassessable, and, to such counsel’s knowledge, will not have been issued in violation of or subject to any preemptive right or any, co-sale right, registration right which applies to this transaction, right of first refusal or similar right granted by the Company;

(5)     To such counsel’s knowledge and except as set forth on Exhibit A, all outstanding limited liability company interests of the LLC (the “LLC Interests”) are owned by the Company free and clear of any lien.  Except as set forth in the Prospectus, the LLC Interests have not been issued in violation of or subject to any preemptive right, co-sale right, registration right which applies to this transaction, right of first refusal or similar right.  The authorized and outstanding capital stock of the Company is as set forth in the Prospectus as of the date set forth therein and the Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of the Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right contained in the Company’s certificate of incorporation or bylaws or any of the agreements (the “Material Agreements”) listed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 or to any Form 10-Q filed on or after January 1, 2003 or listed on Exhibit B hereto;

(6)     The Company has the corporate power and authority to enter into this Agreement and to issue, and deliver to the Underwriter the Offered Securities to be issued and sold by it to the Underwriter as provided in the Agreement;

(7)     This Agreement has been duly authorized, by all necessary corporate action on the part of the Company and has been duly executed and delivered by or on behalf of the Company and, assuming due authorization, execution and delivery by the Underwriter, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally or by general equitable principles;

(8)     The Registration Statement has become effective under the Act and, to such counsel’s knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued and (b)  no proceedings for that purpose have been instituted or are threatened by the Commission under the Act.  Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(9)     The Registration Statement and the Prospectus (other than the financial statements and supporting schedules and other financial data and statistical data derived therefrom, as to which such counsel need express no opinion), excluding the documents incorporated by reference therein, comply as to form in all material respects with the requirements of the Act, including with respect to eligibility as to the use of Form S-3;

(10)   The documents incorporated by reference in the Registration Statement and Prospectus (other than the financial statements and supporting schedules and other financial data and statistical data derived therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable;

(11)   The information in the Prospectus under the captions “Description of Common Stock” and “Anti-Takeover Effects of Delaware Law, Our Charter Documents and Our Shareholder Rights Plan,” to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

(12)   The form of certificate used to evidence Common Stock complies in all material respects with the applicable provisions of the Delaware General Corporation Law (the “DGCL”) and with any applicable requirements of the certificate of incorporation and bylaws of the Company;

(13)   To such counsel’s knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement that have not been so filed, summarized or described;

(14)   The execution and delivery of this Agreement and the consummation of the transactions contemplated therein will not result in a material breach of any of the terms, conditions, or provisions of, or constitute a material default under (a) the certificate of incorporation or bylaws of the Company, (b) any Material Agreement, or (c) to counsel’s knowledge, any order, rule, regulation, judgment or decree of any federal or state government, governmental instrumentality or court having jurisdiction over the Company or any of its properties or operations;

(15)   No filing or registration with, notice to, or consent, approval, authorization, order or other action of or qualification with any court, government authority or agency or self-regulatory authority is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as have been filed or obtained and except as may be required under state Blue Sky laws or NASD requirements applicable to the Underwriter (as to which such counsel need express no opinion) in connection with the offering, issuance, sale or delivery of the Offered Securities to the Underwriter;

(16)   To such counsel’s knowledge, except as disclosed in the Registration Statement and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, before or brought by any court or governmental agency or body, to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject, which is of a character that is required to be disclosed in the Registration Statement or the Prospectus;

(17)   No person has the right, pursuant to the terms of any contract, agreement or other instrument filed as an exhibit to the Registration Statement to have any securities issued by the Company and owned by them included in the Registration Statement or sold in the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated by this Agreement or otherwise, except for such rights as have been complied with or waived; and

(18)   The Company is not, and will not as a result of the offer and sale of the Offered Securities, and assuming the initial investment of the proceeds therefrom as contemplated under the caption “Use of Proceeds” in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act.

In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, Underwriter’s counsel and the independent public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not independently verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that, on the basis of such participation, has caused such counsel to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and the Option Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto, when such documents became effective or were filed with the Commission (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or the Option Closing date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the State of New York upon opinions of local counsel or, with respect to questions of New York law regarding this Agreement, may express the opinion as though this Agreement were governed by the internal law of the Commonwealth of Massachusetts.  As to matters involving the law of the State of Delaware, counsel has made itself generally familiar with the DGCL and has made such inquiries as it has considered necessary to render the opinions involving the DGCL.  Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company, and may also rely on certificates of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate.  Copies of any opinion, representation or certificate so relied upon shall be delivered to the  Underwriter, and to Underwriter’s Counsel.

(e)               The Underwriter  shall have received, on the Closing Date and the Option Closing Date, as the case may be, the following opinion from each of Finnegan, Henderson Farabow, Garrett & Dunner, L.L.P. and Hamilton, Brook, Smith & Reynolds, P.C., patent counsel for the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form reasonably satisfactory to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, stating, in each case with respect to those of the Patents as to which they advise the Company, that:

(1)     The Company is either the sole assignee of record at the PTO or is the exclusive licensee of each of such patents listed under the heading “U.S. Patents of the Company” on Schedule II hereof (the “U.S. Patents”) and each of the patent applications related to or claiming priority to the U.S. Patents including any renewals, revivals, substitutes, divisions, reissues, reexaminations, continuations, continuations-in-part and extensions thereof, and all patents that may issue on any of the foregoing (the “U.S. Applications”); such counsel knows of no claims by others to any ownership interest or lien with respect to any of such U.S. Patents or U.S. Applications; to such counsel’s knowledge, none of such U.S. Patents is subject to an interference, reexamination, reissue examination or declaratory action; to such counsel’s knowledge, none of the U.S. Applications has been appealed, finally rejected or subject to an interference;

(2)     The Company is the sole assignee of record at the appropriate foreign office or the exclusive licensee of each of such foreign patents listed under the heading “Non-U.S. Patents of the Company” on Schedule III hereof (the “Non-U.S. Patents”) (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the “Patents”) and each of the patent applications related to or claiming priority to the Non-U.S. Patents including any renewals, revivals, substitutes, divisions, reissues, reexaminations, continuations, continuations-in-part and extensions thereof, and all patents that may issue on any of the foregoing (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”); such counsel knows of no claims by others to any of such Non-U.S. Patents or Non-U.S. Applictions; to such counsel’s knowledge, none of the Non-U.S. Patents is subject to an opposition, national invalidation proceeding or national court proceeding.; to such counsel’s knowledge, none of the Non-U.S. Applications has been appealed or finally rejected;

(3)     Such counsel is not aware of any facts that (a) would preclude the Company from having clear title to such Patents and Applications, or (b) would lead such counsel to conclude that any of the Patents are invalid or unenforceable or that any patent issued from the Applications would be invalid and unenforceable;

(4)     Such counsel is not aware of any material defects of form in the preparation, filing or prosecution of the Applications on behalf of the Company or licensors of the Applications.  To the best of such counsel’s knowledge, the Company, the Company’s patent counsel and patent counsel of licensees have complied with the PTO duty of candor and disclosure before the PTO for each of the U.S. Patents and any Applications pending in the U.S.  The Applications are being diligently pursued by the Company;

(5)     Such counsel knows of no pending or threatened notification, action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents, trademarks, trade secrets or other intellectual property that is not owned or licensed by the Company;

(6)     Such counsel is not aware of any pending or threatened actions, suits, proceedings or claims by governmental authorities or others challenging the validity, enforceability or scope of such Patents or Applications other than the patent application proceedings themselves;

(7)     Such counsel is not aware of any infringement on the part of others of the Patents, Applications or trademarks of the Company or the misappropriation on the part of others of any trade secrets, know-how or other proprietary rights of the Company;

(8)     Such counsel has no knowledge of any patent rights of others which are or would be infringed by the Company’s products or applications of the Company’s products referred to in the Prospectus; and

(9)     Nothing has come to the attention of such counsel which causes such counsel to believe that the information with respect to such Patents contained in (a) the Registration Statement, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)                 The Underwriter  shall have received, on the Closing Date and the Option Closing Date, as the case may be, the following opinion of Fish & Neave, patent counsel for the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form reasonably satisfactory to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, stating that:

(1)     Nothing has come to the attention of such counsel that causes such counsel to believe that the information with respect to disputes regarding any infringement by the Company of the Intellectual Property of others, contained in (a) the Registration Statement, or any amendments thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus, or any amendments thereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)              The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Derks Star Busmann Hanotiou, counsel for the Company in the Netherlands, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form reasonably satisfactory to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to the Underwriter, stating that:

(1)     Each of Dyax Holdings B.V. and Dyax B.V. is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

(2)     Each of Dyax Holdings B.V. and Dyax B.V. has full corporate power and authority to own or lease its properties and to conduct its business.

(3)     To such counsel’s knowledge, all authorized and outstanding capital stock of Dyax Holdings B.V. and Dyax B.V., respectively, is owned by the Company free and clear of any lien.  The shares of issued and outstanding shares of capital stock of both Dyax Holdings B.V. and Dyax B.V. have been duly authorized and validly issued and are fully paid and nonassessable, and, except as set forth in the Prospectus, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right which applies to this transaction, right of first refusal or similar right.

(h)              The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of CMS Lexcelis, counsel for the Company in Belgium, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form reasonably satisfactory to Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to the Underwriter, stating that:

(1)     Dyax S.A. is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation; and

(2)     Dyax S.A has full corporate power and authority to own or lease its properties and to conduct its business.

(3)     To such counsel’s knowledge, all authorized and outstanding capital stock of Dyax S.A. is owned by the Company free and clear of any lien.  The shares of issued and outstanding shares of capital stock of Dyax S.A. have been duly authorized and validly issued and are fully paid and nonassessable, and, except as set forth in the Prospectus, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right which applies to this transaction, right of first refusal or similar right.

(i)                  The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, dated as of the Closing Date or the Option Closing Date, as the case may be, with respect to the issuance and sale of the Offered Securities by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(j)                  The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the President and the Financial Officer of the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, in which such officers, to the best of their knowledge after reasonable investigation, shall state that:  the representations and warranties of the Company in this Agreement are true and correct in all material respects (if not qualified by materiality or by a reference to a Material Adverse Effect)

and in all respects (if qualified by materiality or by reference to a Material Adverse Effect); the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Option Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to the Underwriter; and, subsequent to the respective date of the Company’s most recent financial statements in the Prospectus, there has been no Material Adverse Effect, nor any change, development or event that could be reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated by the Prospectus.

(k)               The Company shall have obtained and delivered to the Underwriter the Lock-up Agreements referred to in Section 1(x) hereof.

(l)                  The Company shall have furnished to the Underwriter a schedule, in form reasonably satisfactory to the Underwriter, of its U.S. Patents, U.S. Applications, Non-U.S. Patents and Non-U.S. Applications.

(m)            The Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request (including certificates of officers of the Company), as to the accuracy and completeness of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriter hereunder.

(n)              At the Closing Date or the Option Closing Date, as the case may be, the Offered Securities shall have been approved for quotation on the Nasdaq National Market.

(o)              At the Closing Date, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements..

7.                             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of Pacific Growth Equities, LLC if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement or Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, condition (financial or other), business or business prospects, properties, or results of operations of the Company and the Subsidiaries taken as a whole which would, in the judgment of Pacific Growth Equities, LLC, make it impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus or (y) at any time prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or the

Nasdaq National Market shall have suspended, or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities shall have been declared by either the Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the reasonable judgment of Pacific Growth Equities, LLC makes it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by letter or facsimile from the Underwriter.

If the sale to the Underwriter of the Offered Securities, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

8.                             Indemnification and Contribution.

(a)               The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement, the Prospectus, any amendment or supplement thereto or any related preliminary prospectus, or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in such Registration Statement, such Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or necessary to make such information not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any written or electronic materials used in connection with the marketing of the Offered Securities, including, without limitation, slides, videos, films and tape recordings, which are provided by the Company or based upon information furnished by or on behalf of the Company.

(b)              The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) that the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or necessary to make such information not misleading.

(c)               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action in respect of which indemnity could be sought under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party, except to the extent (but only to the extent) such indemnifying party is prejudiced thereby.  In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party for separate counsel retained by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)              If for any reason the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that  resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as reflected on the cover page of the Prospectus Supplement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take into account the equitable considerations referred to above.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)               The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have.

(f)                 The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act, Section 20 of the Exchange Act, and shall survive the termination of this Agreement or the issuance and delivery of the Offered Securities.  The Company and the Underwriter agree promptly to notify each other of the commencing of any action in respect of indemnity against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Offered Securities, or in connection with the Registration Statement or Prospectus.

9.                             Notices.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to  the Underwriter shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to the Underwriter c/o Pacific Growth Equities, LLC, Four Maritime Plaza, San Francisco, California 94111, telecopier number (415) 274-6849, Attention:  Howard Bernstein, Director of Compliance, with a copy to Joseph B. Hershenson, Esq., Three Embarcadero Center, Seventh Floor, San Francisco, California 94111, telecopier number (415) 217-5910; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to 300 Technology Square, Cambridge, Massachusetts  02139, telecopier number (617) 374-3773, Attention:  Henry E. Blair, President and Chief Executive Officer, with a copy to Nathaniel S. Gardiner, Esq., Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, telecopier (617) 227-4420.

10.                       Information Furnished by the Underwriter.  The statements set forth in the last paragraph of the cover of the Prospectus Supplement and in the third, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3 and 8 hereof.

11.                       Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company and, to the extent provided in Section 8 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

12.                       Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

13.                       Successors and Assigns.  This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor assign of any substantial portion of the Company’s and any of the Underwriter’s business and/or assets.

14.                       Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours,

DYAX CORP.

By:	/s/ Henry E. Blair
Name: Henry E. Blair
Title: President and Chief Executive Officer

Accepted and agreed to as of the date

first above written:

PACIFIC GROWTH EQUITIES, LLC

By:	/s/ George J. Milstein
Name: George J. Milstein
Title: Senior Managing Director

Exhibit A

Subsidiaries of the Company

Subsidiary	Parent	State or Country of Incorporation/Organization

Dyax Holdings B.V.	Dyax Corp.	Netherlands
Dyax B.V.	Dyax Holdings B.V.	Netherlands
Dyax S.A.	Dyax Corp.	Belgium
Kallikrein LLC*	Dyax Corp.	Delaware

*Dyax Corp. owns a 50.01% interest in this joint venture limited liability company.

1

Exhibit B

Other Material Agreements

Second Amendment Agreement dated September 18, 2003 between Cambridge Antibody Technology Limited and Dyax Corp.

2

Schedule I

Schedule of Lock-up Agreements

Henry E. Blair

Stephen S. Galliker, CPA

Anthony Williams, M.D.

Lynn G. Baird, Ph.D.

Clive R. Wood, Ph.D.

Constantine E. Anagnostopoulos, Ph.D.

James W. Fordyce

Thomas L. Kempner

Henry R. Lewis, Ph.D.

John W. Littlechild

David J. McLachlan

Gregory D. Phelps

Susan Bayh

1

Schedule II

Schedule of U.S. Patents

Phage Display

1.               5,223,409

2.               5,403,484

3.               5,571,698

4.               5,837,500

DX-88

1.               5,795,865

2.               5,994,125

3.               6,057,287

4.               6,333,402

DX-890

1.               5,663,143

1

Schedule III

Schedule of Non-U.S. Patents

DX-890

1.               Europe – 0573603

Phage Display

1.               Canada – 1340288

2.               Israel – 91501

3.               Israel – 120939

1